Exhibit 99.2

FORM OF PROXY/VOTING INSTRUCTIONS CARD FOR APOGENT SPECIAL MEETING

APOGENT TECHNOLOGIES INC.

Special Meeting of Stockholders

JUNE 28, 2004

You May Vote by Telephone, by Internet, or by Mail
(see Instructions on reverse side)

YOUR VOTE IS IMPORTANT

DETACH HERE

PROXY/VOTING INSTRUCTIONS

APOGENT TECHNOLOGIES INC.

SPECIAL MEETING OF STOCKHOLDERS
JUNE 28, 2004

This Proxy is Solicited on Behalf of the Board of Directors

Kenneth F. Yontz, Dennis Brown and Michael K. Bresson, and each of them, with the power of substitution to each, are hereby authorized to represent the undersigned at the Special Meeting of Stockholders of Apogent Technologies Inc. to be held on June 28, 2004, and to vote all shares of common stock of Apogent Technologies Inc. which the undersigned would be entitled to vote if personally present on the matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof, all as set out in the notice and proxy statement relating to the meeting, receipt of which is hereby acknowledged.

If the undersigned holds Apogent common stock through an Apogent savings and thrift plan or Apogent’s employee stock purchase plan, this proxy will constitute voting instructions to the plan trustee or plan administrator for the voting of those shares.

SEE REVERSE		SEE REVERSE
SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SIDE

APOGENT TECHNOLOGIES INC.

c/o EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

VOTE-by-INTERNET			VOTE-by-TELEPHONE
	[Logo]	OR		[Logo]
Log on to the Internet and go to			Call toll-free
http://www.eproxyvote.com/aot			1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT. IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

1.	Approval of the Merger Agreement and the Merger.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

2.	Adjournment of the meeting, if necessary, to solicit additional proxies.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND
NOTE AT LEFT     ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign your name as it appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature:	Date:	Signature:	Date: